UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2018

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53057	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH	45242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2018, Aerpio Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC., as representative of the several underwriters party thereto (collectively, the “Underwriters”), related to a public offering (the “Offering”) of 11,688,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $3.85 per share (the “Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Underwriters were also granted a 30-day option to purchase up to an additional 1,753,200 shares of Common Stock at the Offering Price (the “Underwriter Option”). The net proceeds to the Company, after deducting the underwriting discount and estimated expenses associated with the Offering, are expected to be approximately $41.8 million. The closing of the Offering is expected to occur on or about June 28, 2018, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated April 11, 2018 and a prospectus supplement dated June 25, 2018, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-223113) (as amended, the “Registration Statement”), which the U.S. Securities and Exchange Commission declared effective on April 11, 2018.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is included as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01. Other Events.

As previously announced by the Company, the Company’s Common Stock commenced trading on the Nasdaq Capital Market on June 26, 2018. On June 25, 2018, the Company issued a press release announcing the launch of the Offering. On June 26, 2018, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 26, 2018, between the Company and Guggenheim Securities, LLC, as representative of the several underwriters party thereto.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release dated June 25, 2018.

99.2	Press release dated June 26, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2018	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Stephen Hoffman, M.D., Ph.D.
Stephen Hoffman, M.D., Ph.D.
Chief Executive Officer